UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2008

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information set forth under Item 5.02 below with respect to amended and restated employment agreements entered into on December 31, 2008 between Merit Medical Systems, Inc. (the “Company”) and Fred P. Lampropoulos, Kent W. Stanger, Martin R. Stephens, Arlin D. Nelson and Rashelle Perry, respectively, is also responsive to this item and is incorporated herein by this reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, the Company entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with Fred P. Lampropoulos, the Company’s Chief Executive Officer and President; Kent W. Stanger, the Company’s Chief Financial Officer, Secretary and Treasurer;  Martin R. Stephens, the Company’s Executive Vice President of Sales; Arlin D. Nelson, the Company’s Chief Operating Officer; and Rashelle Perry, the Company’s Chief Legal Officer (each individual an “Executive” and collectively, the “Executives”), respectively.  Copies of the Employment Agreements for Messrs. Lampropoulos, Stanger, Stephens and Nelson and Ms. Perry are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.  The Employment Agreements are terminable by either the Company or the applicable Executive at any time, subject to the following terms and conditions:

(a)             If an Executive’s employment with the Company is terminated for any reason, voluntarily or involuntarily, with or without “Cause” (as defined below), other than “in Connection with” (as defined below) a “Change in Control” (as defined below), the Company is obligated to pay the Executive a lump sum cash payment equal to his or her accrued and unpaid base salary and any accrued vacation pay earned but not yet paid through the date of termination, to the extent not already paid, plus a lump sum cash payment equal to the Executive’s accrued annual bonus earned for the Company’s last fiscal year ending immediately prior to the Executive’s date of termination, to the extent not already paid (the sum of such payments hereinafter referred to as the “Accrued Obligations”). The annual base salaries set forth in the Employment Agreements are $460,000 for Mr. Lampropoulos, $ 230,000 for Mr. Stanger, $350,000 for Mr. Stephens, $200,000 for Mr. Nelson and $175,000 for Ms. Perry.  The amount of the base salary payable to each Executive is subject to review by the Compensation Committee of the Company’s board of directors (the “Board”) on an annual basis.

(b)            If an Executive’s employment with the Company is terminated by the Executive for “Good Reason” (as defined below) or by the Company without Cause in Connection with a Change in Control, the Company is obligated to (i) pay to the Executive any Accrued Obligations to the extent not already paid; (ii) pay to the Executive a cash severance benefit equal to two times (three times solely in the case of Mr. Lampropoulos) the sum of (A) the Executive’s annual base salary then in effect, and (B) the Executive’s average annual bonus for the last three full fiscal years ending prior to the Change in Control; (iii) continue to provide benefits to the Executive and/or Executive’s eligible spouse and dependent children for two years (three times solely in the case of Mr. Lampropoulos) after the date of the Executive’s termination; (iv) provide the Executive with outplacement services of the Executive’s choice at the Company’s sole expense; and (v) continue to pay or provide to the Executive certain other benefits to the extent not already paid or provided.

(c)             If the Company terminates an Executive’s employment for Cause on or after the date of a Change in Control, the Company must pay to the Executive his or her annual base salary and accrued vacation and continue to pay and/or provide certain other benefits to the extent not already provided and/or unpaid.  If an Executive voluntarily terminates his or her employment without Good Reason upon or following a Change in Control, the Company is obligated to pay the Executive for Accrued Obligations and timely pay and/or provide certain other benefits to the extent not already paid and/or provided.

(d)            The Employment Agreements shall also terminate upon the death of an Executive, or within 30 days of an Executive’s receipt of notice that the Company has determined in good faith that the Executive has a disability (as defined in the Employment Agreements).  Upon an Executive’s death or disability other than in Connection with a Change in Control, the Company is obligated to pay the Executive (or the Executive’s estate) an amount equal to Accrued Obligations plus any additional severance benefits approved by the Board.  If an Executive’s employment is terminated after the date of a Change in Control by reason of the Executive’s death, the Company must pay to the Executive’s estate a cash payment for all Accrued Obligations and continue to timely pay and/or provide certain other benefits in a timely manner.  If an Executive’s employment is terminated after the date of a Change in Control by reason of the Executive’s disability, the Company must pay to the Executive’s estate a cash payment equal to the amount of all Accrued Obligations and continue to timely pay and/or provide certain other benefits.

In addition to an annual base salary payable by the Company to the Executives, the Employment Agreements also provide that the Executives shall receive an annual cash bonus in an amount to be determined in the sole discretion of the Board; provided, however, for fiscal years ending after a Change of Control, the annual bonus must be at least equal to an Executive’s average annual cash bonus for the last three full fiscal years ending prior to the Change in Control.  The Executives (and to the extent applicable, their spouses and eligible dependants) are eligible to participate in all incentive, savings and retirement, medical insurance, prescription insurance, dental insurance, term life insurance, long-term disability insurance and other employee benefit plans, policies or arrangements maintained by the Company for its employees generally and, at the discretion of the Board, in incentive stock option and other benefit plans maintained by the Company for Company executives.  The Employment Agreements also provide for certain fringe benefits, paid vacation, the furnishing of office and support staff and the reimbursement of business expenses incurred by the Executives, all in accordance with the Company’s established policies.

The Employment Agreements provide that in the event any payments made to an Executive, when added to all other “parachute payments” to the Executive within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), result in the payment of an “excess parachute payment” to the Executive within the meaning of Section 280G and 4999 of the Code, then (i) the cash payments owed to the Executive shall be reduced by the minimum amount necessary to avoid the imposition of an excise or penalty tax on the Executive, provided such reduction does not exceed $1,000, or (ii) in all other cases, the Company must pay to the Executive an additional amount (on a fully-grossed-up, after tax basis) sufficient to put the Executive in the same after-tax position that the Executive would have been in had payments under the respective Employment Agreement not been subject to the excise tax under Code Section 4999.

The Employment Agreements also contain a restrictive covenant which prohibits the Executives, during the term of their employment with the Company or at anytime thereafter, from communicating or divulging any confidential information, knowledge or data relating to the Company or any of the Company’s affiliates or their respective businesses without the prior written consent of the Company.

For purposes of the Employment Agreements, “Cause” means (i) the willful and continued failure of an Executive to perform the Executive’s duties after a written demand for substantial performance specifically identifying the deficiencies in the Executive’s performance has been delivered to Executive by the Board or, in the case of all Executives other than Mr. Lampropoulos, the Company’s Chief Executive Officer; (ii) the willful engaging by an Executive in illegal conduct, intentional misconduct or gross negligence which materially and demonstrably injures the Company; or (iii) violation of written Company policies prohibiting workplace discrimination, sexual harassment and alcohol or substance abuse.  For purposes of the Employment Agreements, “in Connection with” a Change in Control means on or within two years after the date of a Change in Control.  For purposes of the Employment Agreements “Change in Control” means (i) the acquisition in one or more integrated transactions by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the respective

Employment Agreement, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date of the Employment Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions set forth in the Employment Agreements; and (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.  For purposes of the Employment Agreements, “Good Reason” means (i) the Company’s assignment to the Executive upon or within two years after a Change in Control of any duties inconsistent with or that diminishes the Executive’s duties, authority or responsibilities under the terms of the Executive’s Employment Agreement, (ii) the Company’s failure to comply with certain compensation provisions in the Employment Agreements, (iii) the Company requiring an Executive to relocate to another office or location upon or within two years of a Change in Control, (iv) the failure by the Company to require any successor entity to comply with the terms of a respective Employment Agreement, or (v) an Executive’s voluntary resignation for any reason, in the Executive’s sole discretion, within 30 days after the date of a Change in Control.

The foregoing paragraphs provide a brief summary of selected provisions of the Employment Agreements.  This summary is not complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this report.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Fred P. Lampropoulos.

10.2	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Kent W. Stanger.

10.3	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Martin R. Stephens.

10.4	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Arlin D. Nelson.

10.5	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Rashelle Perry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: January 7, 2008	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary
and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Fred P. Lampropoulos
10.2	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Kent W. Stanger
10.3	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Martin R. Stephens
10.4	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Arlin D. Nelson
10.5	Employment Agreement, made on December 31, 2008, by and between Merit Medical Systems, Inc. and Rashelle Perry